Exhibit 99.1

IR CONTACT: Leslie Green
leslie.green@asteralabs.com

Astera Labs Reports Third Quarter 2026 Financial Results

•Record quarterly revenue of $584.9 million, up 49% QoQ and up 154% year-over-year
•Scorpio™ fabric switches became the company's largest product family, led by volume production of the Scorpio X-Series 320-lane fabric switch
•Portfolio expanded across memory, optical and copper signal conditioning, and rack-scale AI platforms with Leo 2 and Leo X-Series, Aries 7 and Orion

SAN JOSE, CA, U.S. – November 3, 2026 – Astera Labs, Inc. (Nasdaq: ALAB), a leader in semiconductor-based connectivity solutions for rack-scale AI infrastructure, today announced financial results for the third quarter of fiscal year 2026, ended September 30, 2026.

“Astera Labs delivered outstanding Q3 2026 results, with record quarterly revenue of $584.9 million, up 49% sequentially and up 154% year-over-year, with broad-based growth led by Scorpio, which ramped to high-volume production and became our largest product family by revenue,” said Jitendra Mohan, Astera Labs’ Chief Executive Officer. “Design activity accelerated with wins across a broad set of programs and applications at multiple customers. We expanded our portfolio with the introduction of Aries 7 for optical and copper signal conditioning, Leo 2 and Leo X-Series for AI and general-purpose memory expansion, and Orion rack-scale reference architecture. The expansion of our intelligent connectivity platform and new design wins position us to strongly grow our dollar content per accelerator and further increase our total market opportunity.”

Third Quarter of Fiscal 2026 Financial Highlights

GAAP Financial Results:
•Revenue of $584.9 million, up 49% sequentially and up 154% year-over-year
•GAAP gross margin of 72.3%
•GAAP operating income of $179.1 million
•GAAP operating margin of 30.6%
•GAAP net income of $182.9 million
•GAAP diluted net income per share of $0.99

Non-GAAP Financial Results (1):
•Non-GAAP gross margin of 72.4%
•Non-GAAP operating income of $261.6 million
•Non-GAAP operating margin of 44.7%
•Non-GAAP net income of $243.4 million
•Non-GAAP diluted net income per share of $1.32
____________
(1) See “Reconciliation of GAAP to Non-GAAP Financial Measures” table included below.

Q3 2026 and Recent Business Highlights

•Announced Aries 7, the industry’s first and broadest PCIe® 7 signal conditioning portfolio, spanning Smart Retimers, Smart Redrivers, Smart Cable Modules, Smart Optical Drivers, and Smart Optical Transimpedance Amplifiers (TIAs). The expanded portfolio extends reach from centimeters of PCB trace to 50+ meters over optical cables spanning multiple racks and includes optical connectivity solutions purpose-built for near-packaged optics (NPO) and linear pluggable optics (LPO) applications. Aries 7 Smart Retimers and Smart Redrivers support the OCP Signal Conditioner Standard Footprint, allowing customers to select different signal conditioners without redesigning the board. Aries 7 products are expected to begin sampling in Q4 2026 to select hyperscale, OEM, and NPO customers.
•Unveiled Orion, a compute-agnostic rack-scale reference architecture that allows customers to choose their own GPU and CPU. Orion comprises six production-grade reference designs—spanning rack, compute tray, fabric tray, memory tray, link board, and compute board—and its high-radix 320-lane PCIe switch fabric is designed to scale from 8 to 160 accelerators per pod while helping the same accelerator extract more tokens per second across AI inference workloads. All designs are integrated with COSMOS Rack Manager and COSMOS Fabric Manager orchestration software for management, fleet-wide telemetry and diagnostics. Orion is designed primarily for neocloud and enterprise customers building AI inference capacity, and rack reference and system designs are on track for availability through Astera Labs’ OEM and ODM partners beginning in Q1 2027.
•Expanded the Leo Smart Memory Controller™ family with three new memory connectivity solutions—Leo X-Series and the Leo 2 E-Series and P-Series—extending the portfolio across direct fabric-attached GPU memory, CPU-attached expansion, and pooled memory architectures. Paired with Scorpio X-Series Fabric Switches, Leo X-Series enables fabric-attached memory for long-context, KV-cache-intensive workloads, improving inference performance with up to 62% faster time-to-first-token and up to 22% more tokens per second (as measured by the company’s internal testing). The new Leo 2 E-Series and P-Series support CPU-attached DDR4 and DDR5 memory expansion with PCIe® 6 and CXL® 3.2 support, and double memory bandwidth and capacity versus the previous generation.
•Showcased the expanded Aries and Orion families at the 2026 Open Compute Project (OCP) Global Summit in San Jose, including a powered Orion rack featuring interchangeable, pre-validated compute trays with different CPU and accelerator configurations and live demonstrations of the Scorpio X-Series 320-lane Smart Fabric Switch with Hypercast™ and In-Network Compute, the Leo X-Series Smart Memory Controller, and PCIe 7 copper and optical signal conditioning.

Fourth Quarter of Fiscal 2026 Financial Outlook

Based on current business trends and conditions, Astera Labs estimates the following:

GAAP Financial Outlook:
•Revenue within a range of $730 million to $750 million
•GAAP gross margin of approximately 72%
•GAAP operating expenses within a range of approximately $273 million to $279 million
•GAAP tax rate of approximately 20%
•GAAP diluted net income per share of approximately $1.13 to $1.17 on weighted-average diluted shares outstanding of approximately 187 million

Non-GAAP Financial Outlook(2):
•Non-GAAP gross margin of approximately 72%
•Non-GAAP operating expenses within a range of approximately $194 million to $200 million
•Non-GAAP tax rate of approximately 12%
•Non-GAAP diluted net income per share of approximately $1.62 to $1.66 on weighted-average diluted shares outstanding of approximately 187 million
_____________
(2) See “Reconciliation of GAAP to Non-GAAP Outlook” table included below.

Earnings Webcast and Conference Call
Astera Labs will host a conference call to review its financial results for the third quarter of 2026 and to discuss its financial outlook today at 1:30 p.m. Pacific Time. Interested parties may join the conference call by dialing 1-833-461-5787 and using conference ID 751 181 378. The call will also be webcast and can be accessed at the Astera Labs website at https://ir.asteralabs.com/. The webcast will be recorded and available for replay on the company’s website for the next six months.

Discussion of Non-GAAP Financial Measures
We use certain non-GAAP financial measures, including those concerning our financial outlook, to supplement the performance measures in our consolidated financial statements, which are presented in accordance with GAAP. A reconciliation of these non-GAAP measures to the closest GAAP measures can be found later in this release. The timing and impact of any adjustments to arrive at the corresponding GAAP financial measures concerning our financial outlook are inherently dependent on future events that are typically uncertain or that may be outside of our control. These non-GAAP financial measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, non-GAAP tax rate, non-GAAP net income, and non-GAAP diluted net income per share. We use these non-GAAP financial measures for financial and operational decision-making and as a means to assist us in evaluating period-to-period comparisons. By excluding certain items that may not be indicative of our recurring core operating results, we believe that non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, non-GAAP tax rate, non-GAAP net income, and non-GAAP diluted net income per share provide meaningful supplemental information regarding our performance. Accordingly, we believe these non-GAAP financial measures are useful to investors and others because they allow for additional information with respect to financial measures used by management in its financial and operational decision-making and they may be used by our institutional investors and the analyst community to help them analyze the health of our business. However, there are a number of limitations related to the use of non-GAAP financial measures, and these non-GAAP measures should be considered in addition to, not as a substitute for or in isolation from, our financial results prepared in accordance with GAAP. Other companies, including companies in our industry, may calculate these non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures.

We adjust the following items from one or more of our non-GAAP financial measures:

Stock-based compensation expense
We exclude non-cash stock-based compensation expense from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, companies calculate non-cash stock-based compensation expense using a variety of valuation methodologies and subjective assumptions. Moreover, stock-based compensation expense is a non-cash charge that can vary significantly from period to period for reasons that are unrelated to our core operating performance, and therefore excluding this item provides investors and other users of our financial information with information that allows meaningful comparisons of our business performance across periods.

Acquisition-related costs
We exclude acquisition-related costs incurred in connection with our acquisitions, which we generally would not have otherwise incurred in the periods presented as part of our continuing operations. Acquisition-related costs include certain incremental expenses incurred to effect a business combination such as third-party costs: advisory, legal, accounting, valuation, and other professional fees. We believe that providing the non-GAAP measures excluding these costs assists our investors because such costs are not reflective of our ongoing operating results.

Other
We exclude other adjustments, including non-cash fair value adjustments related to equity investments without readily determinable fair values. These investments are measured at cost and adjusted for observable price changes or impairment on a nonrecurring basis only upon the occurrence of certain events. Accordingly, these adjustments are not indicative of our core operating performance.

Income tax effect
This represents the impact of the non-GAAP adjustments on an after-tax basis and one-off discrete tax adjustments that are unrelated to our core operating performance in connection with the presentation of non-GAAP net income and non-GAAP diluted net income per share. This approach is designed to enhance investors’ ability to understand the impact of our non-GAAP tax expense on our current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP to non-GAAP adjustments.

Cautionary Note Regarding Forward-Looking Statements
This press release and the accompanying oral presentation contain forward-looking statements based on Astera Labs' current expectations. The words “accelerating,” “advance,” “ahead,” “aim,” “anticipate,” “beginning,” “believe,” “built to,” “can,” “capabilities,” “coming,” “commence,” “committed,” “confidence,” “continue,” “could,” “deliver,” “designed,” “drive,” “early stages,” “enable,” “estimates," “expanding,” “expect," “forecasting,” “forthcoming,” “forward,” “future,” “goal,” “going forward,” “growth,” “guidance,” “intend," “interest,” “journey,” “long-term,” “look,” “may,” “mission,” “momentum,” “multi-year,” “next,” “on track,” “opportunity,” “outlook,” “paths,” “plan,” “poised,” “position,” “potential,” “progressing,” “project,” “proliferate,” “proposed,” “prospects,” “provide,” “pursuing,” “ramp,” “represent,” “roadmap,” “should,” “strategy,” “targeted,” “track,” “trajectory,” “trends,” “upcoming,” “upside,” “ultimately,” “vectors,” “vision,” “well positioned,” “will,” “would,” and similar phrases as they relate to Astera Labs, as well as any references to future periods, are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Astera Labs as of November 3, 2026, and are subject to various assumptions, beliefs, risks and uncertainties that could cause actual results to differ materially from expectations. These forward-looking statements include, but are not limited to, statements regarding market trends, dynamics and expectations (including cloud and AI infrastructure and connectivity market trends and the industry’s build-out); our and our ultimate customers’ future demand, product purchases, deployment of systems incorporating our products, business, operating results, cash flow, financial position, outlook and guidance (and any underlying drivers), including for the fourth quarter of fiscal 2026; our business strategy, plans and market, revenue or other forms of opportunities, our absolute or relative market share or growth profile or rate and our timing, diversification and ability to further build upon our revenue base, expand our product offerings, portfolio and features or performance, increase and service our market opportunity (including the timing and extent of such market opportunities), remain at the forefront of an AI infrastructure transformation, and scale or expand our connectivity platform; our objectives or strategies for future operations (such as our optical, custom solutions and rack-scale platform businesses), organizational investments and changes, and the drivers, timing and impacts associated therewith; our pre-production, production, development, shipping/shipments and delivery of (including timing and customers), activity, applications and demand for, availability of, as well as absolute and relative revenue, growth (including the drivers), pricing, ramping and roadmap (e.g., optical, Leo and Orion) for, existing, new, growing or enhanced (whether technologically or otherwise) products or software, including the high volume deployment of Scorpio X-Series solutions, the expansion of our Scorpio P-Series customer base, the sampling and availability of our Aries 7 portfolio, the availability of Orion rack reference and system designs through our OEM and ODM partners, the adoption of our expanded Leo portfolio, and additional growth catalysts across our Scorpio, Aries, Taurus and Leo portfolios, and the comparative capabilities, performance and results of those products or software for our customers; the benefits, timing, impact, proliferation and customer adoption of different connectivity standards and demands; the design wins at and diversification, activity, engagements and expectations of our customers; the plans and potential success of our announced and ongoing collaborations, partnerships and strategic relationships, including our warrant agreement with Amazon and our collaborations with AMD, Intel and NVIDIA; the ability of UALink 2.0 to provide for a purpose-built AI compute fabric capable of scaling with industry needs over time and the timing of any initial programs; our competitive positioning and the impacts thereof; our research and development, technology and strategic IP plans; the strategies associated with, investments in and size of our team, as well as the associated impacts; and future industry and macroeconomic conditions, events and trends such as in cloud and AI infrastructure as well as our preparedness and solutions for them.

A variety of risks and factors that are beyond our control could cause actual results to differ materially from those in the forward-looking statements including, without limitation: the competitive and cyclical nature of the semiconductor industry; the concentration of our customer base; the changes in demand for AI; the macroeconomic and/or geopolitical environment, including economic uncertainty and volatility in the capital markets; risks that demand for our products and the supply chain may be adversely affected, including by the imposition of tariffs by the United States or any other jurisdiction and any corresponding retaliatory tariffs, changes in political policies, military conflict (such as between Russia/Ukraine and in Israel, Iran and the Middle East), terrorism, sanctions or other geopolitical events globally (including conflict between Taiwan and China); quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; risks associated with managing international activities (including trade barriers, particularly with respect to China); our ability to successfully complete acquisitions and to integrate newly acquired businesses and offerings; absence of long-term commitments from customers; risks that Astera Labs may not be able to manage strains associated with its growth; credit risks associated with its accounts receivable; stock price volatility; information technology risks, including cybersecurity risks such as cyber-attacks against Astera Labs' products and its networks; and other risks and uncertainties that are detailed under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission (“SEC”) on February 20, 2026, and in subsequent Quarterly Reports on Form 10-Q filed with the SEC and the other SEC filings and reports Astera Labs may make from time to time. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor(s) may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make. Accordingly, you should not unduly rely on any of the forward-looking statements. Astera Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

About Astera Labs
Astera Labs (Nasdaq: ALAB) provides rack-scale AI infrastructure through purpose-built connectivity solutions. By collaborating with hyperscalers and ecosystem partners, Astera Labs enables organizations to unlock the full potential of modern AI. Astera Labs' Intelligent Connectivity Platform integrates CXL®, Ethernet, NVLink Fusion, PCIe®, and UALink™ semiconductor-based technologies with the company's COSMOS software suite to unify diverse components into cohesive, flexible systems that deliver end-to-end scale-up and scale-out connectivity. The company's custom connectivity solutions business complements its standards-based portfolio, enabling customers to deploy tailored architectures to meet their unique infrastructure requirements. Discover more at www.asteralabs.com.

ASTERA LABS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

	As of
	September 30, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$209,396	$167,611
Marketable securities	1,168,847	1,021,205
Accounts receivable, net	284,253	83,202
Inventory	200,893	58,979
Prepaid expenses and other current assets	91,830	31,033
Total current assets	1,955,219	1,362,030
Property and equipment, net	170,713	92,038
Goodwill	91,557	19,015
Other assets	82,844	58,740
Total assets	$2,300,333	$1,531,823

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$96,828	$42,362
Accrued expenses and other current liabilities	146,752	90,680
Total current liabilities	243,580	133,042
Other liabilities	57,285	35,147
Total liabilities	300,865	168,189

Stockholders’ equity
Common stock	17	17
Additional paid-in capital	1,585,959	1,348,969
Accumulated other comprehensive (loss) income	(13,188)	4,310
Retained earnings	426,680	10,338
Total stockholders’ equity	1,999,468	1,363,634
Total liabilities and stockholders’ equity	$2,300,333	$1,531,823

ASTERA LABS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Revenue	$584,899	$392,400	$230,575	$1,285,660	$581,942
Cost of revenue	162,147	104,833	54,763	340,200	141,156
Gross profit	422,752	287,567	175,812	945,460	440,786

Operating expenses
Research and development	170,957	135,898	78,928	432,489	210,206
Sales and marketing	37,432	26,372	19,359	85,703	59,670
General and administrative	35,307	36,049	22,119	97,131	64,445
Total operating expenses	243,696	198,319	120,406	615,323	334,321
Operating income	179,056	89,248	55,406	330,137	106,465
Interest and other income	12,971	13,577	11,456	38,129	32,773
Income before income taxes	192,027	102,825	66,862	368,266	139,238
Income tax (provision) benefit	(9,083)	50,263	24,252	48,076	34,914
Net income	$182,944	$153,088	$91,114	$416,342	$174,152

Net income per share:
Basic	$1.05	$0.89	$0.54	$2.41	$1.05
Diluted	$0.99	$0.83	$0.50	$2.28	$0.97
Weighted-average shares used in calculating net income per share:
Basic	174,126	172,378	167,436	172,423	165,365
Diluted	184,077	183,340	180,631	182,871	178,961

ASTERA LABS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities
Net income	$416,342	$174,152
Adjustments to reconcile net income to net cash provided by operating activities
Stock-based compensation	195,495	118,659
Depreciation and amortization	12,681	3,983
Warrants contra revenue	30,397	4,016
Accretion of discounts on marketable securities	(3,426)	(6,278)
Other, net	7,312	2,521
Changes in operating assets and liabilities:
Accounts receivable, net	(201,245)	(4,089)
Inventory	(146,173)	(7,106)
Prepaid expenses and other assets	(51,767)	(56,760)
Accounts payable	38,814	(1,088)
Accrued expenses and other liabilities	43,047	(3,969)
Net cash provided by operating activities	341,477	224,041
Cash flows from investing activities
Purchases of property and equipment	(73,363)	(18,855)
Purchases of marketable securities	(509,927)	(664,432)
Sales and maturities of marketable securities	348,213	515,109
Payments for business combinations, net of cash acquired	(69,214)	—
Other investing activities	(2,500)	(500)
Net cash used in investing activities	(306,791)	(168,678)
Cash flows from financing activities
Proceeds from exercises of stock options	802	1,730
Proceeds from employee stock purchase plan	6,294	4,345
Net cash provided by financing activities	7,096	6,075
Net increase in cash, cash equivalents, and restricted cash	41,782	61,438
Cash, cash equivalents, and restricted cash
Beginning of the period	167,684	80,044
End of the period	$209,466	$141,482

ASTERA LABS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands, except percentages and per share amounts)

	Three Months Ended			Nine Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
GAAP gross profit	$422,752	$287,567	$175,812	$945,460	$440,786
Stock-based compensation expense	890	1,692	379	3,081	694
Non-GAAP gross profit	$423,642	$289,259	$176,191	$948,541	$441,480

GAAP gross margin	72.3%	73.3%	76.2%	73.5%	75.7%
Stock-based compensation expense	0.2	0.4	0.2	0.2	0.1
Non-GAAP gross margin(1)	72.4%	73.7%	76.4%	73.8%	75.9%

GAAP operating income	$179,056	$89,248	$55,406	$330,137	$106,465
Stock-based compensation expense	82,590	63,992	40,739	195,495	118,659
Acquisition-related costs(2)	—	232	—	1,213	—
Non-GAAP operating income	$261,646	$153,472	$96,145	$526,845	$225,124

GAAP operating margin	30.6%	22.7%	24.0%	25.7%	18.3%
Stock-based compensation expense	14.1	16.3	17.7	15.2	20.4
Acquisition-related costs(2)	—	0.1	—	0.1	—
Non-GAAP operating margin	44.7%	39.1%	41.7%	41.0%	38.7%

GAAP net income	$182,944	$153,088	$91,114	$416,342	$174,152
Stock-based compensation expense	82,590	63,992	40,739	195,495	118,659
Acquisition-related costs(2)	—	232	—	1,213	—
Other (3)	—	(1,500)	—	(1,500)	—
Income tax effect (4)	(22,134)	(69,996)	(43,627)	(112,266)	(66,935)
Non-GAAP net income	$243,400	$145,816	$88,226	$499,284	$225,876

Net income per share attributable to common stockholders:
GAAP - basic	$1.05	$0.89	$0.54	$2.41	$1.05
GAAP - diluted	$0.99	$0.83	$0.50	$2.28	$0.97
Non-GAAP - diluted	$1.32	$0.80	$0.49	$2.73	$1.26

Weighted average shares used to compute net income per share attributable to common stockholders:
GAAP - basic	174,126	172,378	167,436	172,423	165,365
GAAP - diluted	184,077	183,340	180,631	182,871	178,961
____________________
(1) Total may not sum due to rounding.
(2) Acquisition-related costs included certain incremental expenses incurred to effect a business combination such as third-party costs: advisory, legal, accounting, valuation, and other professional fees.
(3) Other included non-cash and nonrecurring fair value adjustments on equity investments without readily determinable fair values.

(4) Income tax effect is calculated based on the tax laws in the jurisdictions in which we operate and is calculated to exclude the impact of stock-based compensation expense and one-off discrete tax adjustments that are unrelated to our core operating performance. For the three months ended September 30, 2026, June 30, 2026, and September 30, 2025, the non-GAAP tax rate was approximately 11%, 12%, and 18%, respectively. For the nine months ended September, 2026 and 2025, the non-GAAP tax rate was approximately 11% and 12%, respectively.

ASTERA LABS, INC.
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK (Unaudited)
(In millions, except percentages and per share amounts)

	Outlook for Three Months Ending December 31, 2026
	Low	High
GAAP gross margin	72%	72%
Stock-based compensation expense	—	—
Non-GAAP gross margin	72%	72%

GAAP operating expenses	$273	$279
Stock-based compensation expense	(79)	(79)
Non-GAAP operating expenses	$194	$200

GAAP tax rate	20%	20%
Income tax effect	(8)	(8)
Non-GAAP tax rate	12%	12%

GAAP net income per share - diluted	$1.13	$1.17
Stock-based compensation expense	0.43	0.43
Income tax effect	0.06	0.06
Non-GAAP net income per share - diluted	$1.62	$1.66

ASTERA LABS, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
STOCK-BASED COMPENSATION EXPENSE (Unaudited)
(In thousands)

	Three Months Ended			Nine Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Cost of revenue	$890	$1,692	$379	$3,081	$694
Research and development	49,395	36,413	21,711	115,212	58,749
Sales and marketing	19,678	11,419	9,361	40,989	30,874
General and administrative	12,627	14,468	9,288	36,213	28,342
Total stock-based compensation expense	$82,590	$63,992	$40,739	$195,495	$118,659